Exhibit 99.1

NEWS RELEASE
FOR INFORMATION CONTACT: Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com Mark E. Yale Executive V.P., CFO 614.887.5610 myale@glimcher.com	Lisa A. Indest Senior V.P., Finance and Accounting 614.887.5844 lindest@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, October 27, 2011

GLIMCHER REPORTS THIRD QUARTER 2011 RESULTS

•     Mall store sales improved 12% to $396 per square foot at September 30, 2011 from a year prior

•     Total mall occupancy of 94.3% at September 30, 2011, up 110 basis points from a year prior

•     12% releasing spreads for the leases signed during the third quarter of 2011 for mall stores

COLUMBUS, OH – October 27, 2011 – Glimcher Realty Trust (NYSE: GRT) today announced financial results for the third quarter ended September 30, 2011.  A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release.  References to per share amounts are based on diluted common shares.

"We are pleased with the continued progress made in  enhancing the quality of our mall assets and balance sheet through the upcoming  purchase of the Town Center Plaza in Kansas City and the recent modification of our corporate credit facility," stated Michael P. Glimcher, Chairman of the Board and CEO.  "These strategic steps forward, coupled with another quarter of strong fundamentals from our core mall portfolio, position the Company for growth in 2012 and beyond," added Mr. Glimcher.

Net loss to common shareholders during the third quarter of 2011 was $4.7 million, or $0.04 per share, as compared to a net loss of $4.6 million, or $0.06 per share, in the third quarter of 2010.  Funds From Operations (“FFO”) during the third quarter of 2011 was $16.1 million compared to $13.0 million in the third quarter of 2010.  On a per share basis, FFO during the third quarter of 2011 was $0.15 per share compared to $0.16 per share for the third quarter of 2010.

Third Quarter Earnings Highlights

•
Total revenues were $66.9 million in the third quarter of 2011, compared to total revenues of $62.9 million in the third quarter of 2010.  The $4.0 million increase in total revenues primarily resulted from increases in revenue of $1.7 million from the Company’s Scottsdale Quarter® development, an open-air lifestyle center located in Scottsdale, Arizona, $1.1 million of revenue growth from comparable properties and $1.1 million in income from the sale of an outparcel in the third quarter of 2011.

•
Net operating income (“NOI”) for comparable Core Mall properties, including the pro-rata share of the malls held through joint ventures, increased approximately 1.5% for the three months ended September 30, 2011 compared to the three months ended September 30, 2010.  Core Malls include both wholly-owned and joint venture mall properties.  The Company has historically excluded the provision for doubtful accounts from the calculation of same store NOI growth; if that provision is included the NOI growth for the quarter was 3.0%.

•
Average in-line store rents for Core Malls were $33.43 per square foot (“psf”) at September 30, 2011, a 1.0% increase from $33.09 psf at September 30, 2010.  Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet.

•
Re-leasing spreads for the non-anchor leases signed during the quarter ended September 30, 2011 were up 12%, with base rents averaging $31.96 psf.  Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•
Total occupancy, including anchor stores (stores in excess of 20,000 square feet of gross leasable area (“GLA”), for Core Malls improved to 94.3% at September 30, 2011, compared to 93.2% at September 30, 2010.

•
Average store sales in Core Malls increased 11.9% to $396 psf for the twelve months ended September 30, 2011, compared to $354 psf for the twelve months ended September 30, 2010.  Average store sales represent retail sales for mall stores of 10,000 square feet of GLA or less that reported sales in the most recent twelve-month period.

•
Comparable store sales for the Company’s Core Malls during the three months ended September 30, 2011, compared to the three months ended September 30, 2010, increased by 4.7% and increased 5.4% for the twelve months ended September 30, 2011 compared to the same period in 2010.  Comparable sales compare only those stores with sales in each respective period ended September 30, 2011 and September 30, 2010.

•
Occupancy cost for the twelve months ending September 30, 2011 was 11.4% of tenant sales for Core Mall stores.  Occupancy cost includes the tenants’ minimum rent and costs the tenants pay towards operating costs and real estate taxes.

•
The Company’s Scottsdale Quarter development ended the third quarter with total occupancy of 78.5% for the first two phases of the project, comprised of retail at 72.7% and office at 90.1%.  When including signed leases, leases out for signature and letters of intent, over 93% of the leasing for Scottsdale Quarter has been addressed.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at September 30, 2011 (including the Company’s pro-rata share of joint venture debt) was 57.1% based on a common share closing price of $7.08, as compared to 60.4% at December 31, 2010 based on a common share closing price of $8.40.  Debt with fixed interest rates represented approximately 89.9% of the Company’s consolidated total outstanding borrowings at September 30, 2011 compared to 85.5% as of December 31, 2010.

•
The Company has sold 7,111,724 common shares at an average price of $9.81 per share under its at-the-market equity offering (“ATM”) program from its commencement in May 2011 through September 30, 2011, generating net proceeds of $68.1 million.  The proceeds from the ATM program were used to repay a portion of the outstanding balance under the Company’s corporate credit facility.  The Company has approximately $30.2 million available for issuance under the ATM program.

•
The Company entered into agreements during the third quarter to purchase an open-air mall, Town Center Plaza, located in Leawood, Kansas and to sell a power center, Polaris Towne Center, located in Columbus, Ohio.  Both transactions are with DDR Corp. (f/k/a Developers Diversified Realty Corporation) (“DDR”) and are expected to close in the fourth quarter of 2011, subject to the satisfaction or waiver of customary closing conditions.  Polaris Towne Center will be sold for approximately $80 million and the $45 million mortgage on the property will be assumed by DDR.  Town Center Plaza, which the Company will purchase from DDR for approximately $139 million, is a 650,000 square-foot open-air mall anchored by Macy’s and Dick’s Sporting Goods, and featuring Anthropologie and Pottery Barn.  Town Center Plaza has tenant sales of more than $400 psf and a 95% occupancy level.  The purchase price of Town Center Plaza will be funded by a combination of a new loan on the property of approximately $77 million, $35 million in excess proceeds from the sale of Polaris Towne Center and the balance from availability on the Company’s corporate credit facility.

•
The Company modified and extended its corporate credit facility in October of 2011.  The modification extends the facility’s maturity date to October 2014 with an additional one-year extension option available that would extend the final maturity to October 2015.  The modification also provides for improved pricing through lower interest spreads.  Based upon the Company’s current leverage, pricing will be set initially at LIBOR plus 237.5 basis points versus the prior rate of LIBOR plus 350 basis points.  Additionally, as part of the modification, the facility’s borrowing availability limits and certain financial covenants were adjusted to levels more consistent with current market terms.  Lastly, the modified facility provides the Company the opportunity to increase the facility commitment amount to $400 million by providing additional collateral and adding new financial institutions as facility lenders or obtaining the agreement from the existing lenders to increase their lending commitments.  The current commitment amount of $250 million remains the same under the modification.  In connection with closing on the modification, the Company incurred an approximate $500,000 non-cash write-off of unamortized deferred loan fees relating to two banks that exited the modified credit facility.

2011 Outlook

The Company has updated previously issued guidance of diluted net loss per share to be in the range of $(0.32) to $(0.30) for the year ended December 31, 2011 and expects diluted FFO per share to be in the range of $0.45 to $0.47 for the year ended December 31, 2011 which includes the approximate $500,000 of non-cash write-offs associated with the credit facility modification discussed above.  Assumptions relating to the contributions from Scottsdale Quarter for the remainder of the year have also been updated.

A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for 2011 follows:

	Low End	High End
Estimated diluted net loss per share	$(0.32)	$(0.30)
Add: Real estate depreciation and amortization*	0.77	0.77
Estimated diluted FFO per share	$0.45	$0.47

* wholly-owned properties and pro-rata share of joint ventures

For the fourth quarter of 2011, the Company estimates diluted net loss per share to be in the range of $0.01 to $0.03 and diluted FFO per share to be in the range of $0.19 to $0.21 which includes the approximate $500,000 of non-cash write-offs associated with the credit facility modification discussed above.  A reconciliation of the range of estimated diluted net loss per share to estimated diluted FFO per share for the fourth quarter of 2011 follows:

	Low End	High End
Estimated diluted net loss per share	$0.01	$0.03
Add: Real estate depreciation and amortization*	0.18	0.18
Estimated diluted FFO per share	$0.19	$0.21

* wholly-owned properties and pro-rata share of joint ventures

The Company has not reflected the gain for the sale of Polaris Towne Center in the estimated diluted net loss per share, any potential gain associated with the sale will not impact FFO as gains from sales of depreciable property are excluded from FFO.

The Company continues to look to opportunistically raise additional capital and make strategic investments as market conditions may warrant, consistent with the Company's long-term objectives.  Such potential activity is not factored into the above guidance.

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company’s performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses on both held-for-use and held-for-sale properties.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, amortization of above / below market intangibles, termination income, and income from outparcel sales.  The Company also adjusts for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset-related depreciation and amortization are excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 10 a.m. ET on Friday, October 28, 2011.  Those wishing to listen to this call may do so by calling 866.831.6270   Passcode:  61324837.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com.  A replay will be available approximately one hour after the earnings call through midnight November 11, 2011 by dialing 888.286.8010, Passcode 70025696, or you can access the webcast replay on the Investor Relations page of the Company’s website.  Supplemental information about the third quarter operating results is available on the Company’s website or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers, as well as community centers.  At September 30, 2011, GRT owned interests in and managed 27 Properties with total gross leasable area totaling approximately 21.5 million square feet, consisting of 23 malls (18 wholly-owned and five partially owned through joint ventures) and four community centers (three wholly-owned and one partially owned through a joint venture).

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.  Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company’s debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company’s existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2011	2010

Total revenues	$66,938	$62,924
Total expenses	(50,111)	(46,250)
Operating income	16,827	16,674
Interest expense, net	(16,590)	(17,382)
Equity in income (loss) of unconsolidated real estate entities, net	618	(70)
Income (loss) from continuing operations	855	(778)
Discontinued operations:
Income from operations	504	259
Net income (loss)	1,359	(519)
Allocation to noncontrolling interest (1)	122	2,053
Less: Preferred stock dividends	(6,137)	(6,137)
Net loss to common shareholders	$(4,656)	$(4,603)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(4,656)		$(4,603)
Allocation to noncontrolling interest (GPLP unit holders)	(122)		(179)
	(4,778)	$(0.04)	(4,782)	$(0.06)
Real estate depreciation and amortization	17,912	$0.16	15,136	0.19
Equity in (income) loss of unconsolidated entities, net	(618)	$(0.00)	70	0.00
Pro-rata share of unconsolidated entities funds from operations	3,614	$0.03	2,533	0.03
Funds From Operations	$16,130	$0.15	$12,957	$0.16

Weighted average common shares outstanding - basic	107,444		79,967
Weighted average common shares outstanding - diluted (2)	110,252		82,953

Earnings per Share

Loss from continuing operations per common share	$(0.05)		$(0.06)
Discontinued operations per common share	$0.00		$0.00
Loss per common share	$(0.04)		$(0.06)

Loss from continuing operations per diluted common share	$(0.05)		$(0.06)
Discontinued operations per diluted common share	$0.00		$0.00
Loss per diluted common share	$(0.04)		$(0.06)
Funds from operations per diluted common share	$0.15		$0.16

(1) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders for the three months ending September 30, 2010. For the three months ending September 30, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.
(2) FFO per share in 2011 and 2010 has been calculated using 110,668 and 83,235 common shares, respectively, which includes common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2011	2010

Total revenues (1)	$195,871	$199,084
Total expenses (2)	(153,098)	(146,598)
Operating income	42,773	52,486
Interest expense, net (3)	(52,090)	(56,547)
Equity in loss of unconsolidated real estate entities, net (4)	(7,018)	(438)
Loss from continuing operations	(16,335)	(4,499)
Discontinued operations:
Loss on disposition of property	-	(215)
Income from operations	815	615
Net loss	(15,520)	(4,099)
Allocation to noncontrolling interest (5)	922	5,038
Less: Preferred stock dividends	(18,411)	(16,099)
Net loss to common shareholders	$(33,009)	$(15,160)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(33,009)		$(15,160)
Allocation to noncontrolling interest	(922)		(637)
	(33,931)	$(0.32)	(15,797)	$(0.21)
Real estate depreciation and amortization	50,801	$0.48	49,914	$0.66
Equity in loss of unconsolidated entities, net	7,018	$0.07	438	$0.00
Pro-rata share of unconsolidated entities funds from operations	2,636	$0.02	5,845	$0.08
Gain on sale of properties, net	-	$-	(332)	$(0.00)
Funds From Operations	$26,524	$0.25	$40,068	$0.53

Weighted average common shares outstanding - basic	102,752		72,599
Weighted average common shares outstanding - diluted (6)	105,664		75,585

Earnings per Share

Loss from continuing operations per common share	$(0.33)		$(0.21)
Discontinued operations per common share	$0.01		$0.01
Loss per common share	$(0.32)		$(0.21)

Loss from continuing operations per diluted common share	$(0.33)		$(0.21)
Discontinued operations per diluted common share	$0.01		$0.01
Loss per diluted common share	$(0.32)		$(0.21)
Funds from operations per diluted common share	$0.25		$0.53

(1) Includes a $547,000 gain on sale of depreciable assets in the nine months ending September 30, 2010.
(2) Includes an impairment charge of $9.0 million on land that was previously held for future development in the nine months ended September 30, 2011.
(3) Includes charges of $2.3 million and $1.1 million associated with the extinguishment of mortgage notes payable (defeasance costs, unamortized deferred loan fees and fees to termination interest rate swaps) for the nine months ended September 30, 2011 and 2010, respectively.
(4) Includes $7.9 million related to the Company's share of an impairment charge for Tulsa Promenade in the nine months ended September 30, 2011.
(5) Noncontrolling interest is comprised of both the noncontrolling interest in Scottsdale Quarter and the interest held by GPLP's unit holders for the nine months ending September 30, 2010. For the nine months ending September 30, 2011, noncontrolling interest is comprised only of GPLP unit holders' interest.
(6) FFO per share in 2011 and 2010 has been calculated using 106,051 and 75,838 common shares, respectively, which includes the common stock equivalents.

Glimcher Realty Trust
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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	September 30,	December 31,
	2011	2010

Investment in real estate, net	$1,668,216	$1,688,199
Total assets	$1,773,433	$1,792,348
Mortgage notes and other notes payable	$1,257,393	$1,397,312
Debt / Market capitalization	54.2%	57.8%
Debt / Market capitalization including pro-rata share of joint ventures	57.1%	60.4%

	September 30,	September 30,
	2011	2010
Occupancy:
Core Malls (1):
Mall Anchors (2)	96.1%	94.4%
Mall Non-Anchors (3)	91.4%	90.9%
Total Core Mall Portfolio	94.3%	93.2%

Malls excluding Joint Ventures:
Mall Anchors (2)	94.7%	92.7%
Mall Non-Anchors (3)	91.0%	90.9%
Mall Portfolio excluding joint ventures	93.3%	92.0%

Average Base Rents:
Core Malls (1):
Mall Anchors (2)	$6.80	$6.64
Mall Non-Anchors (3)	$26.42	$26.73
In-Line Stores under 10,000 sf (4)	$33.43	$33.09

Malls excluding Joint Ventures :
Mall Anchors (2)	$6.13	$5.92
Mall Non-Anchors (3)	$26.54	$27.14
In-Line Stores under 10,000 sf (4)	$32.64	$32.44

(1) Mall properties including joint ventures.
(2) Stores over 20,000 sf.
(3) Non-anchors include in-line permanent retail tenants, office, and long-term specialty tenants under 20,000 sf as well as outparcels.
(4) In-line permanent retail stores under 10,000 sf.